UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2020

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8222
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $.01 par value	AHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.   Entry into a Material Definitive Agreement.

As previously disclosed on a Current Report on Form 8-K filed on May 17, 2019 (the “May 17, 2019 Form 8-K”) with the Securities and Exchange Commission (the “SEC”), on May 17, 2019, The Dallas Morning News, Inc. (“TDMN”), a wholly-owned subsidiary of A. H. Belo Corporation (the “Company”), entered into and consummated a Purchase and Sale Agreement (the “Agreement”) with Charter DMN Holdings, LP (“Purchaser”) relating to the property located at 508 Young Street, Dallas, Texas (the “Property”). Pursuant to the Agreement, TDMN sold to Purchaser the Property, together with any and all improvements, appurtenances, rights, privileges and easements benefiting, belonging or pertaining thereto and all of TDMN’s right, title, and interest in and to certain leases, licenses, easements and agreements relating thereto for a purchase price of $28 million, comprising $5.6 million in cash paid at the closing and a Promissory Note (the “Note”) in the original principal amount of $22.4 million with interest payable quarterly commencing on July 1, 2019 with a final  installment of all principal and accrued interest due and payable on June 30, 2021 secured by a first priority lien on the Property. The unpaid principal balance of the Note bears interest at the rate of 3.5% per year from the date of the Note through June 30, 2020 and 4.5% per year from July 1, 2020 through the maturity of the Note.  The Agreement and form of Note were previously filed as Exhibit 10.1 to the May 17, 2019 Form 8-K.

Purchaser requested, and on April 3, 2020, the Board of Directors approved, an amendment to the Note (the “Modification Agreement”) deferring Purchaser’s interest payment of $194,929.28 that was due April 1, 2020 (the “April Interest Payment”) and adding the April Interest Payment to a second promissory note, together with a 2019 real property tax reconciliation payment due and owing by Purchaser under the Agreement in the amount of $179,784.24 (the “Second Promissory Note”).  The Second Promissory Note, in the principal amount of $374,713.52, is secured by a second lien deed of trust on the Property and is due June 30, 2021.  The foregoing summary of the Modification Agreement and the Second Promissory Note is not complete and is qualified in its entirety by reference to the Modification Agreement and Second Promissory Note filed as Exhibits 10.1 and 10.2 hereto and which are incorporated herein by reference.

Tyree B. (Ty) Miller, an independent director of the Company, recused himself from the board’s discussions, consideration and approval of the Modification Agreement and Second Promissory Note. As previously disclosed in the May 17, 2019 Form 8-K, although no related person has any direct or indirect material interest in this transaction that would require disclosure under Item 404(a) of Regulation S-K, the board was aware of, and considered, certain other relationships between Mr. Miller and the individual who is both the president of Purchaser and the owner of all of the interests in the entity that is the sole general partner of both Purchaser and the sole limited partner of Purchaser.

Item 2.02.  Results of Operations and Financial Condition.

On April 6, 2020, the Company (1) announced the filing of its 2019 amended first and second quarter Forms 10-Q/A; (2) provided an update on the finalization of, and currently expected filing dates for, its third quarter 2019 Form 10-Q and 2019 Form 10-K; and (3) announced reductions in 2020 capital expenditures and the use of approximately $8 million in balance sheet cash to maintain operations.  A copy of the announcement press release is furnished with this report as Exhibit 99.1.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Resignation.  On April 3, 2020, Tyree B. (Ty) Miller and Nicole G. Small, members of the Board of Directors of the Company, notified the Company of their intent not to stand for re-election to the Board of Directors of the Company at its annual meeting of shareholders, currently scheduled for June 2, 2020.  The size of the Board of Directors will be reduced to four.

(e) Compensation Arrangements. Effective April 24, 2020, the base salaries of our named executive officers will be reduced as follows:  Mr. Robert W. Decherd, Chairman and Chief Executive Officer - $300,000 (representing a 16.5% reduction); Mr. Grant Moise, President and Publisher, The Dallas Morning News - $450,000 (representing a 10% reduction); and Ms. Katy Murray, Executive Vice President, Chief Financial Officer - $292,500 (representing a 10% reduction).

In addition, non-employee director compensation for the 2020 – 2021 service year has been reduced.  Beginning with the 2020 annual meeting of shareholders, the directors’ annual retainer has been set at $105,000, payable quarterly in cash with no additional, incremental amounts for service as Lead Director or committee chair.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective April 3, 2020, the Board of Directors approved and adopted an amendment to the Amended and Restated Bylaws of the Company (the “Bylaws”).  The Bylaw amendment amends Article III, Section 2 of the Bylaws, by reducing the minimum allowable size of the Board of Directors from five to four directors and reducing the maximum number of directors from ten to eight directors.  The foregoing summary of the Bylaw amendment is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Bylaw amendment filed as Exhibit 3.1 to this Current Report and incorporated by reference into this Item 5.03.

Item 8.01.  Other Events.

On April 6, 2020, the Company issued a press release announcing that it intends to reduce its cash dividend rate indefinitely following the second quarter 2020 dividend of $0.08 per share declared on March 5, 2020, payable on June 5, 2020 to shareholders of record on May 15, 2020.  Future dividends, if and when declared, are expected to be at the rate of $0.04 per share. The press release is attached as Exhibit 99.1 hereto.

Forward-Looking Statements. This Current Report on Form 8-K, together with the press release attached hereto, contain “forward-looking statements.” Statements concerning A. H. Belo Corporation’s business outlook or future economic performance, revenues, expenses, and other financial and non-financial items that are not historical facts, including statements of the Company’s expectations relating to the outcome of its ongoing review of asset impairment and related items and the timing of its late third quarter 2019 report and its 2019 Form 10-K with the Securities and Exchange Commission and filing future reports, are “forward-looking statements” as the term is defined under applicable federal securities laws. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could cause actual outcomes and results to differ materially from current expectations. Such risks, trends and uncertainties are, in most instances, beyond the Company’s control, and include changes in advertising demand and other economic conditions; consumers’ tastes; newsprint prices; program costs; labor relations; technology obsolescence; the current and future impacts of the COVID-19 public health crisis; as well as other risks described in the Company’s most recent Annual Report on Form 10-K and in its other public disclosures and filings with the Securities and Exchange Commission. Among other risks, there can be no guarantee that the Board will approve a quarterly dividend in future quarters. A. H. Belo Corporation undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

3.1    Amendment to Amended and Restated Bylaws effective April 3, 2020

10.1  Modification Agreement effective April 1, 2020

10.2  Second Promissory Note effective April 1, 2020

99.1  Press Release dated April 6, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 6, 2020	A. H. BELO CORPORATION

	By:	/s/ Christine E. Larkin
Christine E. Larkin
Senior Vice President/General Counsel

EXHIBIT INDEX

Exhibit No. 3.1     Amendment to Amended and Restated Bylaws effective April 3, 2020

Exhibit No. 10.1   Modification Agreement effective April 1, 2020

Exhibit No. 10.2   Second Promissory Note effective April 1, 2020

Exhibit No. 99.1   Press Release dated April 6, 2020